As filed with the Securities and Exchange Commission on December 3, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Yahoo! Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0398689
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California 94089
(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

Stata Laboratories, Inc. 2002 Stock Plan
Stata Laboratories, Inc. 2004 Stock Plan
Wuf Networks, Inc. 2004 Equity Incentive Plan
(Full Title of the Plan)

Susan Decker
Executive Vice President, Finance and Administration
Chief Financial Officer
Yahoo! Inc.
701 First Avenue
Sunnyvale, California 94089
408-349-3300

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Michael Callahan, Esq.	Kenton King, Esq.
General Counsel	Skadden, Arps, Slate, Meagher & Flom LLP
Yahoo! Inc.	525 University Avenue, Suite 1100
701 First Avenue	Palo Alto, CA 94301
Sunnyvale, California 94089	(650) 470-4500
(408) 349-3300

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $0.001 per share, issuable under the Stata Laboratories, Inc. 2002 Stock Plan, the Stata Laboratories, Inc. 2004 Stock Plan (3)	31,619	$37.69	$1,191,720.11	$150.99
Common Stock, par value $0.001 per share, issuable under the Wuf Networks, Inc. 2004 Equity Incentive Plan (4)	2,471	$37.69	$93,131.99	$11.80
TOTAL	34,090	$37.69	$1,284,852.10	$162.79

(1) This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.  All share values above reflect the two-for-one stock split effected on May 11, 2004.  This Registration Statement shall also cover the Preferred Stock Purchase Rights associated with the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended and based upon the average of the high and low sale prices for a share of Common Stock of Yahoo! Inc. as reported on the Nasdaq National Market on December 1, 2004

(3) All outstanding options under the Stata Laboratories, Inc. 2002 Stock Plan and Stata Laboratories, Inc. 2004 Stock Plan were assumed by Yahoo! Inc. pursuant to the Agreement and Plan of Merger dated October 13, 2004.

(4) All outstanding options under the Wuf Networks, Inc. 2004 Equity Incentive Plan were assumed by Yahoo! Inc. pursuant to the Agreement and Plan of Merger dated November 2, 2004.

This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act of 1933, as amended (the “Securities Act”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                              Plan Information*

Item 2.                              Registrant Information and Employee Plan Annual Information*

* The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                              Incorporation of Documents by Reference

The Commission requires us to “incorporate by reference” certain of our publicly-filed documents into this Registration Statement, which means that information included in those documents is considered part of this Registration Statement.  Information that we file with the Commission after the effective date of this Registration Statement will automatically update and supercede this information.  We incorporate by reference the documents listed below and any future filings made with the

Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.   The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

1.                                       Our Annual Report on Form 10-K for the year ended December 31, 2003.

2.                                       Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004.

3.                                       Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004.

4.                                       Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004.

5.                                       Our Current Reports on Form 8-K or 8-K/A filed with the Commission January 6, 2004, January 14, 2004, March 26, 2004 (as amended on April 6, 2004 and May 26, 2004), April 7, 2004, May 28, 2004, June 30, 2004, July 7, 2004, September 15, 2004, October 12, 2004 and October 20, 2004.

6.                                       The description of our Common Stock contained in Yahoo!’s Registration Statement on Form 8-A, filed with the Commission on March 12, 1996, as updated by our Current Report on Form 8-K filed with the Commission on August 11, 2000.

7.                                       The description of our Preferred Stock purchase rights described in our Registration Statement on Form 8-A filed with the Commission on March 19, 2001, as amended by our Registration Statement on Form 8-A/A filed with the Commission on April 30, 2004.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents.  You should direct any requests for documents to the Stock Plan Administration Department, Yahoo! Inc., 701 First Avenue, Sunnyvale, CA 94089.

Item 4.                              Description of Securities

Not Applicable.

Item 5.                              Interests of Named Experts and Counsel

Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California, will pass upon the validity of the shares of Common Stock offered hereby.

Item 6.                              Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article XII of our amended and restated certificate of incorporation and Article VI of our amended bylaws authorize indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL.

We have entered into agreements with our directors and certain officers that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law. We maintain liability insurance for the benefit of our officers and directors.

The above discussion of the DGCL and of our amended and restated certificate of incorporation, amended bylaws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statute, amended and restated certificate of incorporation, amended bylaws and indemnification agreements.

Item 7.                              Exemption From Registration Claimed

Not Applicable.

Item 8.                              Exhibits

Exhibit No.		Description

4.1		Stata Laboratories, Inc. 2002 Stock Plan

4.2		Stata Laboratories, Inc. 2004 Stock Plan

4.3		Wuf Networks, Inc. 2004 Equity Incentive Plan

4.4	*

Amended and Restated Certificate of Incorporation of Yahoo! Inc. Incorporated by reference from Exhibit 3.1 of the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 as filed by Yahoo! Inc. on July 28, 2000.

4.5	*	Amended Bylaws of Yahoo! Inc. Incorporated by reference from Exhibit 4.9 to the Form S-8 filed by Yahoo! Inc. on March 5, 2002.

4.6	*

Rights Agreement, dated as of March 15, 2001, by and among, Yahoo! Inc., and EquiServe Trust Company, N.A., as Rights Agent, including the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C. Incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed by Yahoo! Inc. on March 19, 2001.

4.7	*

Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Yahoo! Inc. Incorporated by reference from Exhibit 4.8 to the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001 filed by Yahoo! Inc. on May 4, 2001.

5.1		Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1		Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

23.2		Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1		Power of Attorney (included on Signature page hereto).

*                                         Not filed herewith; previously filed as noted.

Item 9.                              Undertakings

The undersigned Registrant hereby undertakes:

(1)                                  to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)                                  that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Yahoo! Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 30th day of November 2004.

YAHOO! INC.

By:	/s/ Terry Semel
Terry Semel
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Terry Semel and Susan Decker, and each of them, as his or her lawful attorneys-in-fact and agents, with full power of substitution in each, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry Semel	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 30, 2004
Terry Semel

/s/ Susan Decker	Executive Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer)	November 30, 2004
Susan Decker

/s/ Patricia Cuthbert	Vice President and Corporate Controller (Principal Accounting Officer)	November 30, 2004
Patricia Cuthbert

/s/ Roy Bostock	Director	November 30, 2004
Roy Bostock

/s/ Ronald Burkle	Director	November 30, 2004
Ronald Burkle

/s/ Eric Hippeau	Director	November 30, 2004
Eric Hippeau

/s/ Arthur Kern	Director	November 30, 2004
Arthur Kern

/s/ Robert Kotick	Director	November 30, 2004
Robert Kotick

/s/ Edward Kozel	Director	November 30, 2004
Edward Kozel

/s/ Gary Wilson	Director	November 30, 2004
Gary Wilson

/s/ Jerry Yang	Director	November 30, 2004
Jerry Yang

Exhibit Index

Exhibit No.		Description

4.1		Stata Laboratories, Inc. 2002 Stock Plan

4.2		Stata Laboratories, Inc. 2004 Stock Plan

4.3		Wuf Networks, Inc. 2004 Equity Incentive Plan

4.4	*

Amended and Restated Certificate of Incorporation of Yahoo! Inc.  Incorporated by reference from Exhibit 3.1 of the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 as filed by Yahoo! Inc. on July 28, 2000.

4.5	*	Amended Bylaws of Yahoo! Inc. Incorporated by reference from Exhibit 4.9 to the Form S-8 filed by Yahoo! Inc. on March 5, 2002.

4.6	*

Rights Agreement, dated as of March 15, 2001, by and among, Yahoo! Inc., and EquiServe Trust Company, N.A., as Rights Agent, including the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C.  Incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed by Yahoo! Inc. on March 19, 2001.

4.7	*

Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Yahoo! Inc.  Incorporated by reference from Exhibit 4.8 to the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001 filed by Yahoo! Inc. on May 4, 2001.

5.1		Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1		Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

23.2		Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1		Power of Attorney (included on Signature page hereto).

*                                         Not filed herewith; previously filed as noted.